Amended and Restated Change-In-Control Severance Agreement


         This CHANGE-IN-CONTROL SEVERANCE AGREEMENT dated as of January 6, 1997 (the "Effective Date"), and as amended and restated as of December ___, 1997 (as so amended and restated, the "Agreement"), is made between 360 Communications Company, a Delaware corporation having its principal offices at 8725 Higgins Road, Chicago, Illinois (the "Company"), and 1 ("Executive").

                                    Recitals

         A. Executive is a key executive of the Company and an integral part of its management.

         B. The Company recognizes that the possibility of a change in control of the Company may result in the departure or distraction of management to the detriment of the Company and its shareowners.

         C. The Company wishes to assure Executive of certain benefits should Executive's employment terminate following a change in control of the Company.

         D. The Company and Executive entered into that certain Change-in-control Severance Agreement dated January 6, 1997 (the "Existing Agreement") and desire to amend and restate such original Agreement in its entirety as set forth below.

         In consideration of the foregoing and the mutual covenants contained in this Agreement, the Company and Executive agree to amend and restate the Original Agreement as follows:

                                    Agreement

Section 1. Definitions. The following terms shall have the meanings indicated below:

         "Base Salary" means the amount of compensation as determined by the Board or the Compensation Committee for the calendar year during which a Qualifying Termination occurs.

         "Beneficiary" means, except where otherwise required by the Employee Retirement Income Security Act of 1974 or the terms of an applicable employee benefit plan, the person or persons designated by Executive, in a writing provided to the Company prior to Executive's death, to receive amounts payable to Executive under this Agreement. Subject to such exception, in the absence of such a written beneficiary designation, the Beneficiary shall be Executive's surviving spouse, or if none, Executive's estate.

         "Board" means the Board of Directors of the Company.

         "Cause" means the occurrence of any one or more of the following as determined in the good faith and reasonable judgment of the Board:

                  (i) Executive's conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company,

                  (ii) a demonstrably willful and deliberate act or failure to act which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes material harm, financial or otherwise, to the Company, or

                  (iii) the consistent gross neglect of duties, or wanton negligence by Executive in the performance of Executive's duties under this Agreement.

A termination of Executive's employment shall not be deemed to be for Cause unless each of the following conditions is satisfied:

                  (v) Written notice is provided to Executive not less than 15 days prior to the date of termination setting forth the Company's intention to consider terminating Executive, including a statement of the intended date of termination and a detailed description of the specific facts that the Company believes to constitute Cause;

                  (w) None of the acts or omissions of Executive which the Company believes to constitute Cause shall have occurred more than 12 months before the earliest date on which any member of the Board who is not a party to the act or omission, knew or should have known of such act or omission;

                  (x) Executive is offered an opportunity to respond to such statement by appearing in person, together with Executive's legal counsel, before the Board prior to the date of termination;

                  (y)  By  the   affirmative   vote  of  at  least  75%  of  the
         non-employee members of the Board, the Board determines that the specified actions of Executive constituted Cause and that Executive's employment should accordingly be terminated for Cause; and

                  (z) The Company provides Executive a copy of the Board's written determination setting forth in full specificity the basis of such termination for Cause.

By determination of the Board, the Company may suspend Executive from his duties for a period of up to 30 days with full pay and benefits hereunder during the period of time in which the Board is making a determination as to whether to terminate Executive for Cause. Any purported termination for Cause by the Company which does not satisfy each substantive and procedural requirement of this definition shall be treated for all purposes under this Agreement as a termination by the Company without Cause.

         "Change in Control" means the first to occur of any one or more of the following:

                  (i) the acquisition or holding by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than by the Company, any Subsidiary or any employee benefit plan of the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the then-outstanding common stock of the Company ("Common Stock") or the then-outstanding Voting Power of the Company; provided, however, that no Change in Control shall occur solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common shares and the then-outstanding Voting Power of such corporation are then-beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Common Stock immediately before such acquisition, in substantially the same proportions as their respective ownership, immediately before such acquisition, of the then-outstanding Common Stock and Voting Power of the Company; or

                  (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company's stockholders was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act)) shall be deemed to be members of the Incumbent Board; or

                  (iii) approval by the stockholders of the Company of (1) a merger, reorganization or consolidation (an "Extraordinary Transaction") with respect to which persons who were the respective beneficial owners of the Common Stock immediately before such Extraordinary Transaction would not, if such Extraordinary Transaction were to be consummated immediately after such stockholder approval (but otherwise in accordance with the terms presented in writing to the stockholders of the Company for their approval), beneficially own, directly or indirectly, more than 60% of both the then-outstanding common shares and the then-outstanding Voting Power of the corporation resulting from such Extraordinary Transaction, in substantially the same proportions as their respective ownership, immediately before such Extraordinary Transaction, of the then-outstanding Common Stock and Voting Power of the Company, (2) a liquidation or dissolution of the Company or (3) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions.

Notwithstanding the foregoing, a Change in Control will not occur with respect to any person who is, by agreement or understanding (written or otherwise), a participant on such person's own behalf in a transaction which causes the Change in Control to occur.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning specified in the introductory paragraph of this Agreement.

         "Compensation Committee" means the Compensation Committee of the Board (or such other committee of the Board that may be responsible for executive compensation).

         "Continuation Period" has the meaning specified in Section 2.1(b).

         "Effective  Date"  has  the  meaning   specified  in  the  introductory
paragraph of this Agreement.

         "Excess Parachute Payment" has the meaning specified in Section 280G of the Code.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Excise Tax" has the meaning specified in Section 2.2.

         "Executive" has the meaning specified in the introductory paragraph of this Agreement.

         "Good Reason" shall mean the occurrence, without Executive's prior written consent, of any one or more of the following:

                  (i) the assignment to Executive of any duties which result in a material adverse change in Executive's position (including status, offices, titles, and reporting requirements), authority, duties, or other responsibilities with the Company, or any other action of the Company which results in a material adverse change in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by Executive,

                  (ii) any relocation of Executive of more than 35 miles from the place where Executive was located at the time of the Change in Control, or

                  (iii) a material reduction or elimination of any component of Executive's rate of compensation, including (x) Base Salary, (y) the annual incentive payment or (z) benefits or perquisites which Executive was receiving immediately prior to a Change in Control.

         "including" means including without limitation.

         "IRS" means the Internal Revenue Service.

         "Qualifying Termination" means the occurrence of any one or more of the following:

                  (i) The Company's termination of Executive's employment other than for Cause within 30 days prior to a Change in Control or within 24 months following a Change in Control;

                  (ii) Executive's voluntary termination of employment for Good Reason within 30 days prior to a Change in Control or within 24 months following a Change in Control;

                  (iii) Executive's voluntary termination of employment at any time (whether or not for Good Reason) during the 30-day period which begins on the first anniversary of a Change in Control; or

                  (iv) A successor of the Company fails to assume expressly the Company's entire obligations under this Agreement prior to becoming such a successor as required by Section 4.1(b).

A Qualifying Termination shall not include a termination of Executive's employment by reason of death, disability, Executive's voluntary termination other than for Good Reason (except as provided in clause (iii) of the immediately preceding sentence), or the Company's termination of Executive's employment for Cause.

         "Section" shall, unless the context otherwise requires, mean a section of this Agreement.

         "Subsidiary" means a United States or foreign corporation with respect to which the Company owns, directly or indirectly, 50% or more of the then-outstanding common stock.

         "Voting Power" means the combined voting power of the then-outstanding securities of a corporation entitled to vote generally in the election of directors.

Section 2. Employment Termination

         2.1. Benefits Payable. In the event Executive has a Qualifying Termination, the Company shall provide Executive all of the following severance benefits ("Severance Benefits"):

         (a) The Company shall pay to Executive each of the following:

                  (i) The accrued but unpaid portion, if any, of Executive's Base Salary, annual incentive for the year prior to the year in which Executive's Qualifying Termination occurred (but actually earned, vacation pay, unreimbursed business expenses, and all other items earned by Executive on or before the date of the Qualifying Termination (in full satisfaction for these amounts owed to Executive).

                  (ii)  A pro-rated incentive equal to:

                           (x) Executive's full annual target incentive, multiplied by

                           (y) a fraction,  the numerator of which is the number
                  of calendar months (counting a partial calendar month as a full month) that have elapsed (in the calendar year in which Executive's effective date of termination occurs) prior to Executive's effective date of termination, and the denominator of which is 12.

                  (iii) Three times Executive's Base Salary in effect upon the date of the Qualifying Termination or, if greater, three times Executive's Base Salary in effect immediately prior to the occurrence of the Change in Control.

                  (iv) Three times Executive's then-current target incentive opportunity established under the Company's annual incentive plan for the year in which the Qualifying Termination occurs (or, if no such incentive opportunity has yet been established for such year, such incentive opportunity established for the immediately preceding year) or, if greater, three times Executive's target incentive opportunity in effect immediately prior to the occurrence of the Change in Control.

                  (v) Payment or reimbursement (at Executive's option) for outplacement services, of a scope and nature customary for executives holding comparable positions and provided by a nationally-recognized outplacement firm of Executive's selection, for a period of up to two years commencing on the date of Executive's Qualifying Termination. Notwithstanding the foregoing, the aggregate amount of such reimbursement shall not exceed 25% of Executive's Base Salary as of the date of the Qualifying Termination.

                  (vi) All other compensation and benefits to which Executive has a vested right on the date of the Qualifying Termination, except to the extent Executive elects to receive payment of such compensation at a later date.

         (b) The Company shall continue Executive's health benefit coverage (at the same cost to Executive, and at the same coverage level, as in effect as of the date of the Qualifying Termination) for 36 months from the date of the Qualifying Termination (the "Continuation Period"). The required COBRA health benefit continuation period shall begin concurrently with the start of this benefit continuation period, subject to the following:

                  Except as otherwise required by COBRA, the providing of this post-employment health benefit coverage by the Company shall be discontinued prior to the end of the Continuation Period to the extent that similar benefits are available to Executive from a subsequent employer, as determined by the Board or the Compensation Committee in the exercise of good faith and reasonable judgment, except that, to the extent such subsequent coverage excludes (or would exclude) preexisting conditions, such post-employment coverage shall be continued. Executive shall from time to time promptly provide the Board written notice, in reasonable detail, of the availability of health benefit coverage from a subsequent employer.

         (c) All of the Severance Benefits described in Section 2.1(a) shall be paid in cash to Executive in a single lump sum as soon as possible after the effective date of the Qualifying Termination (but in no event more than 10 days after such date), except that the Severance Benefits described in Section 2.1(a)(v) shall be paid or reimbursed to Executive promptly following submission of an invoice of the firm providing the outplacement services described in such subsection. Executive shall not be obligated to seek other employment or take any other action to mitigate the amounts payable to Executive under this Agreement.

         2.2.  Excise Tax Payment.  If any portion of the amounts  payable under
Section 2.1, or under any other agreement with, or plan of the Company, including stock options, restricted stock, or other long-term incentives would constitute an Excess Parachute Payment, such that an excise tax is payable under
Section 4999 of the Code in respect of such amounts, then the Company shall pay to Executive, in cash, an additional amount equal to such excise tax and any interest or penalties incurred by Executive with respect thereto (collectively, "Excise Tax"), together with any federal and state income, employment and other excise taxes payable by Executive in respect of such payment (and to cover the resulting income, employment, and other excise taxes resulting from each successive payment, and so on as necessary to completely offset the Excise Tax impact). For this purpose, Executive shall be deemed to be subject to the highest marginal rate of federal and state taxes. This payment shall be made as soon as possible following the date of Executive's Qualifying Termination, but in no event later than 30 calendar days after such date.

         2.3. Subsequent Recalculation of Excise Tax Payment. (a) In the event it is finally determined by the IRS that the Excise Tax payable by Executive is greater than the amount computed pursuant to Section 2.2, the Company shall reimburse Executive for any additional amount necessary to make Executive whole (less any amounts received by Executive that Executive would not have received had the computations initially been computed as subsequently adjusted), including the value of any underpaid Excise Tax due to the IRS.

         (b) In the event it is finally determined by the IRS that the Excise Tax payable by Executive is less than the amount computed pursuant to Section 2.2, Executive shall promptly reimburse the Company for any amounts Executive received pursuant to Section 2.2 in excess of the amount necessary to offset all of the Excise Tax impact, including the value of any excise, income and employment taxes. If Executive fails promptly to so reimburse the Company, the Company, in addition to any other remedies available to it, shall be entitled to reduce the amount of any payments due Executive by the amount required to be so reimbursed.

         (c) Each party shall promptly give the other notice of any IRS inquiry, examination, claim or refund with respect to the applicability or amount of Excise Tax payable by Executive, and the parties shall cooperate with each other in resolving any issues thereon raised by the IRS.

Section 3. Term of Agreement

         The initial term of this Agreement ("Initial Term") shall be until December 31, 1998. The Initial Term shall automatically shall be extended for an additional three-year term at the end of the Initial Term, and successively thereafter for a three-year term after each such additional term (each, an "Additional Term"), unless the Company or Executive shall deliver to the other party written notice of intent not to extend such this Agreement, delivered at least six months before the end of the Initial Term or the Additional Term then in effect. In the event such notice is properly delivered by either party, this Agreement, along with all corresponding rights, duties, and covenants, shall automatically expire at the end of the Initial Term or Additional Term then in effect; provided, however, that if a Change in Control occurs during the Initial Term or any Additional Term, then the term of this Agreement shall not expire before the end of a two-year period commencing on the date of the Change in Control.

Section 4. Assignment

         4.1. Assignment by Company. (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors. Any such successor shall be deemed to be the Company for all purposes of this Agreement. As used in this Agreement, the term "successor" shall mean any surviving corporation in a merger or consolidation, or any person, corporation, partnership, or other business entity which, whether by purchase or otherwise, acquires all or substantially all of the assets of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder. Without limiting the generality of the foregoing, it is specifically agreed that an assignment of this Agreement by the Company will not diminish Executive's rights under Section 2 hereof.

         (b) The Company shall require any successor to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession were to take place.

         (c) Except as provided in this Section, this Agreement may not be assigned by the Company.

         4.2. Assignment by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amounts payable to Executive under this Agreement remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Beneficiary.

Section 5.  Dispute Resolution and Notice

         5.1. Dispute Resolution. (a) Executive shall have the right and option to elect to have any good faith dispute or controversy arising under or in connection with this Agreement settled by litigation or by arbitration. If arbitration is selected, such proceeding shall be conducted before a panel of three arbitrators sitting in a location selected by Executive within 50 miles from the location of Executive's principal place of employment, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

         (b) All expenses of such litigation or arbitration, including but not limited to the reasonable fees and expenses of the legal representative for Executive, and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and any prejudgment interest, shall be borne by the Company, whether or not the Executive prevails in such litigation or arbitration. The Company shall pay (or reimburse Executive for) such fees and expenses on a monthly basis within 10 days after Executive's submission of a written request for payment or reimbursement, as applicable, together with reasonable evidence that the fees and expenses were incurred. If Executive does not prevail (after exhaustion of all available judicial or arbitral remedies, as applicable), and a court of competent jurisdiction decides that Executive had no reasonable basis for bringing an action or arbitration hereunder or lacked good faith in doing so, no further reimbursement for legal fees and expenses shall be due to Executive, and Executive shall repay the Company for any amounts previously paid by it hereunder pursuant to this Section 5.1.

         5.2. Notice. Any notices or other communications provided for by this Agreement shall be sufficient if in writing and sent by registered or certified mail to Executive at the last address Executive has filed in writing with the Company or, in the case of the Company, the Board, or the Compensation Committee of the Board, at the Company's principal offices.

Section 6.  Miscellaneous

         6.1. Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between Executive and the Company, with respect to the subject matter hereof and constitutes the entire agreement of the parties with respect thereto. The captions of this Agreement are not part of the provisions hereof and shall be of no effect.

         6.2. Modification. This Agreement may not be terminated or in any way amended except by a written agreement executed by the Company and Executive.

         6.3. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         6.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         6.5. Tax Withholding. The Company may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

         6.6. Governing Law. To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without reference to principles of conflict of laws.

         IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date first above written.


ATTEST                               360 COMMUNICATIONS COMPANY



By:                                  By:
         Kevin C. Gallagher                Dennis E. Foster
         Corporate Secretary               President and Chief Executive Officer




                                     EXECUTIVE:



                                      1

                                      -10-